Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing on behalf of each of them of the Statement on Schedule 13D with respect to the Class A Common Stock of Freshworks Inc., and any further amendments to such statement on Schedule 13D executed by each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on March 21, 2022.

Sequoia Capital Global Growth Fund III – Endurance Partners, LP

By:	SCGGF III –Endurance Partners Management, L.P.
its General Partner

By:	SC US (TTGP), Ltd., its General Partner

By:	/s/ Douglas Leone
Douglas Leone, Director

Sequoia Capital Growth Fund III—Endurance Partners Management, L.P.

By:	SC US (TTGP), Ltd., its General Partner

By:	/s/ Douglas Leone
Douglas Leone, Director

SC US (TTGP), Ltd.

By:	/s/ Douglas Leone
Douglas Leone, Director

SCI Investments V

By: Sequoia Capital India V Ltd. and SC India Principals Fund V Ltd., its sole shareholders

By:	/s/ Dilshaad Rajabalee
Dilshaad Rajabalee, Authorized Signatory

Sequoia Capital India V Ltd.

By:	/s/ Dilshaad Rajabalee
Dilshaad Rajabalee, Authorized Signatory

SC India Principals Fund V Ltd.

By:	/s/ Dilshaad Rajabalee
Dilshaad Rajabalee, Authorized Signatory

SCI Growth Investments III-1

By:	/s/ Arunagirinatha Runghien
Arunagirinatha Runghien, Authorized Signatory

Sequoia Capital India Growth Fund III Ltd.

/s/ Arunagirinatha Runghien
Arunagirinatha Runghien, Authorized Signatory

SC INDIA PRINCIPALS GROWTH FUND III LTD.

/s/ Arunagirinatha Runghien
Arunagirinatha Runghien, Authorized Signatory